                      CONTRACT TO BUY AND SELL REAL ESTATE
                                  (COMMERCIAL)

                                                           Date:  November 17, 2000

1.    AGREEMENT.  Buyer agrees to buy and the undersigned Seller agrees to sell the Property defined below on the terms and conditions set forth in this contract.

2.    DEFINED TERMS.
            a.  Buyer.   Buyer,   ELDORADO  ARTISIAN   SPRINGS,   INC.  a  Colorado
                                  -----------------------------------
corporation  will  take  title  to the  real  property  described  below as G Joint
Tenants G Tenants in Common G Other__corporation _.
b.    Property.  The Property is the following legally described real estate:

                        Lot 2A, Block 1,
                        The Park at Colorado Tech Center

In the County of Boulder, Colorado, commonly know as Vacant Land
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together  with  the  interests,   easements,  rights,  benefits,  improvements  and
attached fixtures  appurtenant  thereto,  all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded.
c.    Dates and Deadlines.

Item No.   Reference             Event                Date or Deadline

1        ss. 5a       Loan Application Deadline      November 17, 2000
2        ss. 5b       Loan Commitment                 December 8, 2000
3        ss. 5c       Buyer's Credit  Information           N/A
                      Deadline
4        ss. 5c       Disapproval    of   Buyer's           N/A
                      Credit Deadline
5        ss. 5d       Existing   Loan   Documents           N/A
                      Deadline
6        ss. 5d       Objection to Existing  Loan           N/A
                      Deadline
7        ss. 5d       Approval  of Loan  Transfer           N/A
                      Deadline
8        ss. 6a       Appraisal Deadline              December 8, 2000
9        ss. 7a       Title Deadline                 November 17, 2000
10       ss. 7a       Survey Deadline                       N/A
11       ss. 7b       Document Request Deadline       with commitment
12       ss. 8a       Title Objection Deadline       November 17, 2000
13       ss. 8b       Off-Record Matters Deadline    November 17, 2000
14       ss. 8b       Off-Record          Matters    November 17, 2000
                      Objection Deadline
15       ss. 10       Seller's           Property           N/A
                      Disclosure Deadline
16       ss. 10a      Inspection        Objection           N/A
                      Deadline
17       ss. 10b      Resolution Deadline                   N/A
18       ss. 11       Closing Date                      See Addendum
19       ss. 16       Possession Date                   Upon Closing
20       ss. 16       Possession Time                   Upon Closing
21       ss. 28       Acceptance Deadline Date       November 17, 2000
22       ss. 28       Acceptance Deadline Time           5:00 P.M.

b.    Attachments.  The following  exhibits,  attachments and addenda are a part of this contract:
                  Addendum to Contract

c.    Applicability  of Terms.  A check or  similar  mark in a box means  that such provisions is applicable.  The abbreviation "N/A" means not applicable.

1.    INCLUSIONS AND EXCLUSIONS.
            a.    The purchase price includes the following items (Inclusions):
                  (1)   Fixtures.  Lighting,  heating, plumbing,  ventilating,  and air conditioning  fixtures,  inside  telephone wiring and connecting  blocks/jacks,
plants,   mirrors,  floor  coverings,   intercom  systems,   sprinkler  system  and
controls;  and  improvements  to be  constructed  as  detailed  on  the  plans  and specifications referred to in the Addendum to this Contract.
                  (2) Other  Inclusions.  If on the  Property  whether  attached or not on the date of this  contract:  storm  windows,  storm doors,  window and porch shares,  awnings blinds,  screens,  window coverings,  curtain rods,  drapery rods,
storage  sheds,  and  all  keys.  Check  applicable   box(es)  if  included:   1/28
Smoke/Fire Detectors, 1/28 Security Systems; and
                  (3)  Trade  Fixtures.  With  respect  to trade  fixtures,  Seller and Buyer agree as follows:
            b.    Instruments  of Transfer.  The  Inclusions  are to be conveyed at
Closing  free and clear of all taxes,  liens and  encumbrances,  except as provided inss.  12.  Conveyance  shall  be  by  bill  of  sale  or  other  applicable  legal instrument(s).
            c.    Exclusions.  The  following  attached  fixtures are excluded from this sale:

      4.    PURCHASE  PRICE AND TERMS.  The  Purchase  Price set forth  below shall be payable in U.S. Dollars by Buyer as follows:

Item No.    Reference            Item             Amount        Amount
1         ss. 4          Purchase Price        $3,200,000.00 $3,200,000.00
2         ss. 4a         Earnest Money                          320,000.00
3         ss. 4b         New Loan                            $2,880,000.00
4         ss. 4c         Assumption Balance
5         ss. 4d         Seller  or   Private
                         Financing
6         ss. 4e         Cash at Closing
7                        TOTAL                 $3,200,000.00 $3,200,000.00

            a.    Earnest  Money.  The Earnest Money set forth in this Section,  in the form of collected  funds,  is part  payment of the Purchase  Price and shall be
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payable to and held by Seller, in its trust account,  on behalf of both Seller and
                       ------------------------------------------------------------
Buyer.  The  parties  authorize  delivery  of the  Earnest  Money  deposit  to the
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Closing Company, if any, at or before Closing.
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            b.    New  Loan.  Buyer  shall  obtain  a new  loan  set  forth in this
Section and as follows:
      XXXX    Convention   1/28   Other    ____________.    This   loan   will   be
secured by a ___ first ___ (1st, 2nd, etc.) deed of trust.
      The total loan  amount,  not in excess of  $2,880,000.00,  shall be amortized over a period  of _____  years  at  approximately  $________  per  month  including principal  and  interest  not to exceed  ____% per  annum,  plus,  if  required  by
Buyer's  lender,  a monthly  deposit of 1/12 of the  estimated  annual  real estate taxes and property  insurance premium.  If the loan is an adjustable  interest rate or graduated  payment loan, the monthly  payments and interest rate initially shall not exceed the figures set forth above.
      Loan discount  points,  if any,  shall be paid to lender at Closing and shall not  exceed  0% of the total  loan  amount.  Notwithstanding  the  loan's  interest rate, loan discount points shall be paid by Buyer.
      Buyer shall  timely pay Buyer's loan cost and a loan  origination  fee not to exceed 3% of the loan
amount.
      c.  Assumption.  Buyer  agrees  to  assume  and pay an  existing  loan in the approximate amount of the Assumption  Balance set forth in this Section,  presently payable at  $____________  per month  including  principal,  interest  presently at
______%  per annum,  and also  including  escrow for the  following  as  indicated:
1/28   Real    Estate    taxes,    1/28    Property    Insurance    Premium.    And
-------------------.
      Buyer  agrees to pay a loan  transfer fee not to exceed  $______________.  At the time of assumption,  the new interest rate shall not exceed  _______% per annum
and  the  new  monthly  payment  shall  not  exceed  $____________   principal  and
interest,  plus  escrow,  if any. If the actual  principal  balance of the existing loan at Closing is less than the  Assumption  Balance,  which  causes the amount of cash  required  from  Buyer at Closing to be  increased  by more than  $__________, then 1/28 Buyer May  Terminate  this contract  effective  upon receipt by Seller of
Buyer's        written        notice       of       termination       or       1/28
---------------------------------------------------.
      Seller 1/28 Shall 1/28 Shall Not be  released  from  liability  on said loan.
If applicable,  compliance with the  requirements  for release from liability shall be  evidenced  by  delivery at Closing of  appropriate  letter of  commitment  from lender.  Cost payable for release of liability  shall be paid by  __________  in an amount not to exceed $ ____________.
      d. Seller or Private  Financing.  Buyer agrees to execute a  promissory  note payable to  ______________________-  as 1/28 Joint Tenants____________ 1/28 Tenants
in  Common  __________1/28  Other____________________________________,  on the note form as indicated:  1/28 (UCCC - No Default  Rate) NTD 82-3-95 1/28 (Default  Rate)
NTD 81-11-83 1/28  Other_____________secured  by a  _________(1st,  2nd, etc.) deed of trust  encumbering  the Property,  using the form as indicated:  1/28 Strict Due on Sale (TD 72-7-96)  1/28 Credit worthy (TD 73-7-96)  1/28  Assumable  ___________
Not Due on Sale (TD 74-7-96)  1/28 Other__________________  Buyer     1/28    Shall
1/28 Shall Not execute and  deliver,  at Closing,  a Security  Agreement  and UCC-1
Financing    Statement   granting   the   holder   of   the   promissory   note   a
_____________(1st,  2nd etc.) lien on the personal  property included in this sale.
The  promissory  note  shall be  amortized  on the basis of  __________  1/28 years
________1/28  months,  principal  and  accrued  interest  shall be due and  payable
______ after  Closing.  Payments  1/28 Shall 1/28 Shall Not be increased by 1/12 of estimated  annual real  estate  taxes,  and 1/28  Shall_______1/28  Shall  Not___be increased by 1/12 of estimated annual property  insurance  premium.  The loan shall also contain the following  terms:  if any payment is not received  within  _______
calendar  days  after its due date,  a late  charge of  ________%  of such  monthly payment  shall be due.  Interest  on lender  disbursements  under the deed of trust shall be ______% per annum.  Default  interest  rate shall be  _______%  per annum.
Buyer may prepay without a penalty except ______________________.
      Buyer 1/28 Shall  ___1/28Shall  Not  provide a  mortgagee's  title  insurance policy, at Buyer's expense.
            e.    Cash  at  Closing.   All   amounts   paid  by  Buyer  at  Closing
including  Cash at Closing,  plus Buyer's  closing  costs,  shall be in funds which comply with all applicable  Colorado laws, which include cash,  electronic transfer funds,  certified check,  savings and loan teller's check and cashier's check (Good
Funds).

      5.    FINANCING CONDITIONS AND OBLIGATIONS.
            a.    Loan  Application.  If  Buyer  is to  pay  all  or  part  of  the
Purchase  price  by  obtaining  a new  loan,  or if an  existing  loan is not to be released  at  Closing,  Buyer,  if  required  by such  lender,  shall make  written application  by Loan  Application  Deadline  (ss.2c).  Buyer  shall  cooperate  with
Seller and lender to obtain loan  approval,  diligently  and timely  pursue same in good  faith,  execute all  documents  and furnish  all  information  and  documents required by lender,  and,  subject toss.4, timely pay the costs of  obtaining  such loan or lender  consent.  Buyer agrees to satisfy the  reasonable  requirements  of
lender,   and  shall  not  withdraw  the  loan  or  assumption   application,   nor
intentionally  cause any change in  circumstances  which would  prejudice  lender's approval of the loan application or funding of the loan.
            b.    Loan  Commitment.  If  Buyer  is  to  pay  all  or  part  of  the
Purchase  Price by  obtaining a new loan as  specified  inss.4b,  this  contract is conditional upon Buyer obtaining a written loan commitment  including,  if required by lender,  (1) lender  verification of employment,  (2) lender approval of Buyer's credit-worthiness,  (3)  lender  verification  that Buyer has  sufficient  funds to close,  and (4)  specification  of any  remaining  requirements  for  funding  said loan.  This  condition  shall be deemed waived  unless Seller  received from Buyer, no  later  than  Loan  Commitment  Deadline  (ss.2c),  written  notice  of  Buyer's inability  to obtain  such  loan  commitment.  If Buyer so  notifies  Seller,  this contract  shall  terminate.  IF BUYER  WAIVES  THIS  CONDITION  BUT DOES NOT CLOSE,
BUYER SHALL BE IN DEFAULT.
            c.     Credit  Information.  If  Buyer  is to pay  all or  part  of the
Purchase  Price  by  executing  a  promissory  note in  favor  of  Seller  or if an existing loan is not to be released at Closing,  this contract is conditional  upon
Seller's  approval  of  Buyer's  financial  ability  and  creditworthiness,   which
approval  shall be at Seller's  sole and  absolute  discretion.  In such case:  (1)
Buyer  shall  supply to Seller by Buyer"   Credit  Information  Deadline (ss.2c), at
Buyer's  expense,   information  and  documents   concerning   Buyer's   financial,
employment  and  credit  condition;  (2) Buyer  consents  that  Seller  may  verify
Buyer's  financial  ability  and  creditworthiness  (including  obtaining a current credit report);  (3) any such  information  and documents  received by Seller shall be held by Seller in  confidence,  and not  released  to others  except to  protect
Seller's  interest in this  transaction;  (4) if Seller  does not  provide  written notice of Seller's  disapproval to Buyer by Disapproval of Buyer's Credit  Deadline
(ss.2c),  then Seller waives this  condition.  If Seller does provide  written notice of disapproval to Buyer on or before said date, this contract shall terminate.
            (d).    Existing  Loan  Review.  If  an  existing  loan  is  not  to be released at Closing,  Seller shall provide copies of the loan documents  (including note,  deed of trust,  and any  modifications)  to Buyer by Existing Loan Documents
Deadline (ss.2c).  This  contract is  conditional  upon Buyer's  review and approval of the  provisions of such loan  documents.  If written notice of objection to such loan  documents,  signed by Buyer,  is not  received by Seller by the  Objection to
Existing  Loan  Deadline  (ss.2c),  Buyer  accepts the terms and  conditions  of the documents.  If the  lender's  approval of a transfer of the  Property is  required, this contract is conditional  upon Buyer's  obtaining such approval  without change in the terms of such loan,  except as set forth inss.4c. If  lender's  approval  is not obtained by Approval of Loan  Transfer  Deadline (ss.2c),  this  contract  shall terminate  on such date.  If Seller is to be  released  from  liability  under such existing  loan and Buyer  does not  obtain  such  compliance  as set forth inss.4c, this contract may be terminated at Seller's option.

6.    APPRAISAL PROVISIONS.

            a.    Appraisal    Condition.    This    subsection    a.   XXX   Shall
            Shall Not apply.
            Buyer  shall  have the sole  option  and  election  to  terminate  this contract if the Purchase  Price exceeds the Property's  valuation  determined by an appraiser  engaged  by  Buyer's  lender.  The  contract  shall  terminate  by Buyer
                        ---------------
giving Seller  written  notice of  termination  and either a copy of such appraisal or written  notice from lender  which  confirms  the  Property's  valuation is less than the  Purchaser  Price,  received on or before the  Appraisal  Deadline (ss.2c).
If Seller does not receive  such  written  notice of  termination  on or before the
Appraisal  Deadline  (ss.2c),  Buyer  waives  any  right  to  terminate  under  this subsection.
            b.    Cost of  Appraisal.  Cost of any  appraisal to be obtained  after
the   date  of  this   contract   shall  be   timely   paid  by  XXX   Buyer   1/28
Seller.

7.    EVIDENCE OF TITLE.
            a.    Evidence of Title;  Survey.  On or before Title  Deadline (ss.2c),
Seller  shall  cause to be  furnished  to Buyer,  at  Seller's  expense,  a current commitment  for owner's title  insurance  policy in an amount equal to the Purchase
Price or if this box is checked,  1/28 An Abstract of title  certified to a current date..  If a title  commitment  is  furnished,  it XXX Shall  1/28 Shall Not commit to delete or insure over the standard exceptions which relate to:
(1)   parties in possession,
(2)   unrecorded easements,
(3)   survey matters,
(4)   any unrecorded mechanics' liens,
(5)   gap period (effective date of commitment to date deed is recorded), and
(6)   unpaid  taxes,  assessments  and  unredeemed  tax sales  prior to the year of
                        Closing.
            Any  additional  premium  expense to obtain  this  additional  coverage shall be paid by XXX  Buyer  1/28  Seller.  An amount  not to  exceed $ 200.00  for
                                                                      --------
the  cost of any  improvement  location  certificate  or  survey  shall  be paid by
1/28  Buyer XXX  Seller.  If the cost  exceeds  this  amount,  Buyer  shall pay the
                                                               -----
excess  on or  before  Closing.  The  improvement  location  certificate  or survey shall be  received  by Buyer on or before  Survey  Deadline  (ss.2c).  Seller  shall cause the title  insurance  policy to be delivered to Buyer as soon as  practicable at or after Closing.
            b.    Copies  of  Exceptions.  On or  before  Title  Deadline  (ss.2c),
Seller,  at  Seller's  expense,  shall  furnish to Buyer,  (1) a copy of any plats, declarations,  covenants,  conditions and restrictions  burdening the Property, and
(2) if a title  insurance  commitment is required to be furnished,  and if this box is checked  XXX Copies of any Other  Documents  (or,  if  illegible,  summaries  of such  documents)  listed in the schedule of  exceptions  (Exceptions).  Even if the box is not checked,  Seller shall have the  obligation to furnish  these  documents pursuant  to this  subsection  if  requested  by Buyer  any time on or  before  the
Document  request  Deadline  (ss.2c).  This  requirement   shall  pertain  only  to
documents  as shown of record in the  office  of the  clerk  and  recorder(s).  The abstract or title  insurance  commitment,  together with any copies or summaries of such documents  furnished pursuant to this Section,  constitute the title documents
(Title Documents).

6.    TITLE.
            a.    Title  Review.  Buyer  shall have the right to inspect  the Title
Documents.  Written notice by Buyer of  unmerchantability  of title or of any other unsatisfactory  title  condition shown by the Title Documents shall be signed by or on behalf of Buyer and given to Seller on or before  Title  Objection  Deadline  (ss.
2c),  or  within  ten (10)  business  days  after  receipt  by  Buyer of any  Title
Documents(s) or  endorsement(s)  adding new  Exception(s)  to the title  commitment together with a copy of the Title Document  adding new  Exception(s)  to title.  If
Seller  does not  receive  Buyer's  notice by the date(s)  specified  above,  Buyer
accepts  the   condition  of  title  as   disclosed  by  the  Title   Documents  as
satisfactory.
            b.    Matters not Shown by the Public  Records.  Seller  shall  deliver to Buyer,  on or  before  Off-Record  Matters  Deadline  (ss.2c) true  copies of all lease(s)  and  survey(s)  in Seller's  possession  pertaining  to the  Property and shall  disclose to Buyer all  easements,  liens or other title matters not shown by the public  records of which  Seller has  actual  knowledge.  Buyer  shall have the right to inspect the Property to determine  if any third  party(ies)  has any right in the Property not shown by the public  records (such as an  unrecorded  easement,
unrecorded   lease,   or  boundary  line   discrepancy).   Written  notice  of  any
unsatisfactory  condition(s)  disclosed  by Seller or revealed  by such  inspection shall  be  signed  by or on  behalf  of Buyer  and  given to  Seller  on or  before
Off-Record   Matters  Objection  Deadline  (ss.2c).  If  Seller  does  not  receive
Buyer's  notice by said date,  Buyer accepts title subject to such rights,  if any, of third parties of which Buyer has actual knowledge.
            c.    Special  Taxing  Districts.   SPECIAL  TAXING  DISTRICTS  MAY  BE
SUBJECT TO GENERAL  OBLIGATION  INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM
ANNUAL TAX LEVIES ON THE TAXABLE  PROPERTY WITHIN SUCH  DISTRICTS.  PROPERTY OWNERS
IN SUCH  DISTRICTS  MAY BE PLACED AT RISK FOR  INCREASED  MILL LEVIES AND EXCESSIVE
TAX  BURDENS TO  SUPPORT  THE  SERVICING  OF SUCH DEBT  WHERE  CIRCUMSTANCES  ARISE
RESULTING  IN THE  INABILITY  OF SUCH A DISTRICT  TO  DISCHARGE  SUCH  INDEBTEDNESS
WITHOUT  SUCH AN  INCREASE  IN MILL  LEVIES.  BUYER  SHOULD  INVESTIGATE  THE  DEBT
FINANCING  REQUIREMENTS OF THE AUTHORIZED GENERAL  OBLIGATION  INDEBTEDNESS OF SUCH
DISTRICTS,  EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS,  AND
THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.
            THE PROPERTY IS LOCATED  WITHIN THE COLORADO  TECH CENTER  METROPOLITAN
DISTRICT THAT HAS TAXING AND BONDING  AUTHORITY,  WHICH  AUTHORITY MAY NOT BE FULLY
EXERCISED  AT  THE  DATE  OF  THIS  CONTRACT  OR AT  THE  TIME  OF  CLOSING.  BUYER
ACKNOWLEGES   HAVING  BEEN  INFORMED   THAT  SELLER  WILL,  IN  THE  FUTURE,   SEEK
REIMBURSEMENT  OF  CERTAIN  DEVELOPMENT  COSTS  FROM  SAID  DISTRICT  AND THAT SAID
DISTRICT   MAY  ISSUE   BONDS  AND   IMPOSE  TAX  LEVIES  IN  ORDER  TO  MAKE  SUCH
REIMBURSEMENT.  PURCHASER IS SOLELY  RESPONSIBLE  FOR INQUIRING  INTO AND VERIFYING
THE  POTENTIAL  PROPERTY  TAX BURDEN THAT MAY BE PLACE ON THE  PROPERTY AS A RESULT
OF THIS TAXING ENTITY.
            In the event the Property is located within a special  taxing  district and Buyer  desires to terminate  this  contract as a result,  if written  notice is received  by  Seller  on or  before  Off-Record  Objection  Deadline  (ss.2c),  this contract shall then  terminate.  If Seller does not receive  Buyer's notice by such date,  Buyer accepts the effect of the Property's  inclusion in such special taxing district(s) and waives the right to so terminate.

            d.    Right to Cure.  If Seller  receives  notice of  unmerchantability of title or any other  unsatisfactory  title  condition(s)  or commitment  terms as provided inss.8 a or b above,  Seller shall use  reasonable  effort to correct said items and bear any nominal  expense to correct  the same prior to Closing.  If such unsatisfactory  title  condition(s)  are not corrected on or before  Closing,  this
contract  shall  terminate;   provided,  however,  Buyer  may,  by  written  notice
received by Seller, on or before Closing, waive objection to such items.
            e.    Title   Advisory.   The  title   Documents   affect   the  title,
ownership   and  use  of  the   Property   and   should  be   reviewed   carefully.
Additionally,  other  matters not  reflected in the Title  Documents may affect the title,  ownership and use of the Property,  including without  limitation  boundary
lines  and  encroachments,   area,  zoning,  unrecorded  easements  and  claims  of
easements,   leases  and  other  unrecorded   agreements,   and  various  laws  and
governmental   regulations  concerning  land  use,  development  and  environmental matters.  The surface estate may be owned  separately  from the underlying  mineral estate,  and transfer of the surface estate does not necessarily  include  transfer of the  mineral  rights.  Third  parties  may hold  interests  in oil,  gas,  other minerals,  geothermal  energy or water on or under the  Property,  which  interests may give them rights to enter and use the  Property.  Such  matters may be excluded from the  title  insurance  policy.  Buyer  is  advised  to  timely  consult  legal counsel with  respect to all such matters as there are strict time limits  provided in this contract  (e.g.,  Title  Objection  Deadline [ss.2c] and  Off-Reord  Matters
Objection Deadline [ss.2c].

      9. LEAD  BASED  PAINT.  Unless  exempt if the  improvements  on the  Property include  one or more  residential  dwellings(s)  for which a  building  permit  was issued  prior to January 1, 1978,  this  contract  shall be void unless a completed
Lead Based  Paint  Disclosure  (Sales)  form is signed by Seller  and the  required real  estate  licensee(s),  which  must occur  prior to the  parties  signing  this contract.

      10.  PROPERTY  DISCLOSURE  AND  INSPECTION>  On or before  Seller's  Property
Disclosure  Deadline  (ss.2c),  Seller  agrees  to  provide  Buyer  with a  written disclosure of adverse  matters  regarding  the Property  completed by Seller to the best of Seller's current actual knowledge.
               a. Inspection  Objection  Deadline.  Buyer  shall  have the right to have  inspection(s)  of the physical  condition of the Property and Inclusions,  at
Buyer's  expense.  If the  physical  condition  of the  Property or  Inclusions  is unsatisfactory  in  Buyer's  subjective  discretion,  Buyer  shall,  on  or  before
Inspection Objection Deadline (ss.2c):
(1)          notify Seller in writing that this contract is terminate, or
(2)   provide  Seller with a written  description  of any  unsatisfactory  physical condition which Buyer requires Seller to correct (Notice to Correct.
      If  written  notice  is  not  received  by  Seller  on or  before  Resolution
Deadline (ss.2c), the physical  condition  of the Property and  Inclusions  shall be deemed to be satisfactory to Buyer.
      b.  Resolution  Deadline.  If a Notice to Correct is  received  by Seller and if Buyer and  Seller  have not  agreed in  writing  to a  settlement  thereof on or before  Resolution  Deadline (ss.2c), this contract shall terminate one (1) calendar day following the  Resolution  Deadline (ss.2c),  unless before  termination  Seller received Buyer's written withdrawal of the Notice to Correct.
      c.  Damage;  Liens;  Indemnity.  Buyer is  responsible  for  payment  for all inspections,  surveys,  engineering  reports  or for any other  work  performed  at
Buyer's  request  and shall pay for any damage  which  occurs to the  Property  and
Inclusions  as a result  of such  activities.  Buyer  shall  not  permit  claims or liens of any kind  against  the  Property  for  inspections,  surveys,  engineering reports  and for any other work  performed  on the  Property  at  Buyer's  request.
Buyer agrees to  indemnify,  protect and hold Seller  harmless from and against any liability,  damage,  cost or expense incurred by Seller in connection with any such inspection,  claim,  or lien.  This  indemnity  includes  Seller's right to recover all costs and  expenses  incurred by Seller to enforce this  subsection,  including
Seller's  reasonable  attorney  fees.  The  provisions  of  this  subsection  shall survive the termination of this contract.

      11.   CLOSING.  Delivery  of  deed(s)  from  Seller  to  Buyer  shall  be  at
Closing  (Closing).  Closing  shall be on the date  arrived at by mutual  agreement of Seller and Buyer,  within the periods prescribed in the attached  Addendum.  The hour and place of Closing shall be as designated by mutual  agreement of Buyer and
                                                    -------------------------------
Seller.
---------

      12.   TRANSFER  OF  TITLE.  Subject  to  tender  or  payment  at  Closing  as required  herein  and  compliance  by Buyer  with the other  terms  and  provisions hereof,  Seller shall execute and delivery a good and sufficient  general  warranty
                                                                  -----------------
deed to Buyer,  at  Closing,  conveying  the  Property  free and clear of all taxes except  the  general  taxes for the year of  Closing.  Except as  provided  herein, title shall be conveyed  free and clear of all liens,  including  any  governmental liens  for  special  improvements  installed  as of the date of  Buyer's  signature hereon, whether assessed or not.  Title shall be conveyed subject to:
            a.    those  specific  Exceptions  described  by  reference to recorded documents  as  reflected  in the Title  Documents  accepted by Buyer in  accordance withss.8a [Title Review],
            b.    distribution utility easements,
            c.    those  specifically  described  rights of third parties not shown by the public  records of which Buyer has actual  knowledge and which were accepted by Buyer in accordance withss.8b [Matters Not Shown by the Public Records], and
d.    inclusion on the Property within any special taxing district.
e.    the benefits and burdens of any  declaration  and party wall  agreements,  if any, and
            f.    other____________________________________________________-.

      13.   PAYMENT OF  ENCUMBRANCES.  Any  encumbrance  required  to be paid shall be paid at or before  Closing  from the  proceeds of this  transaction  or from any other source.

      14.   CLOSING  COSTS;  DOCUMENTS  AND  SERVICES.  Buyer and Seller shall pay, in Good Funds,  their  respective  Closing costs and all other items required to be paid at  Closing,  except as  otherwise  provided  herein.  Buyer and Seller  shall sign and  complete  all  customary or  reasonably  required  documents at or before
Closing.  Fees for real  estate  Closing  services  shall be paid at Closing by XXX
One-Half by Buyer and One-Half by Seller.
      The  local  transfer  tax of ____%  of the  Purchase  Price  shall be paid at
Closing  by 1/28  Buyer ___ 1/28  Seller.  Any  sales  and use tax that may  accrue
because of this transaction shall be paid when due by XXX Buyer   1/28 Seller.

      15.   PRORATIONS.  The following  shall be prorated to Closing  Date,  except as otherwise provided:
            a.    Taxes.   Personal  property  taxes,  if  any,  and  general  real
estate  taxes for the year of  Closing,  based on 1/28 The  Taxes for the  Calendar
Year Immediately Preceding Closing
XXXX  The  Most   Recent  Mill  Levy  and  Most   Recent   Assessment   1/28  Other
---------------;
            b.  Rents.   Rents  based  on  1/28  Rents   Actually   Received   1/28
Accrued.  Security  deposits  held by Seller  shall be  credited  to Buyer.  Seller shall assign all leases to Buyer and Buyer shall assume such leases.
            c.    Other  Prorations.   Water,   sewer  charges;   and  interest  on
continuing loan(s), if any; and ________________ None ____________________.
            d.    Final  Settlement.  Unless  otherwise  agreed in  writing,  these prorations shall be final.

      16.   POSSESSION.  Possession  of the  Property  shall be  delivered to Buyer on Possession  Date and Possession Time (ss.2c),  subject to the following  lease(s)
or tenancy(s):        None.
            If Seller,  after  Closing,  fails to deliver  possession as specified,
Seller shall be subject to eviction and shall be  additionally  liable to Buyer for payment  of $300  per day from  the  Possession  Date (ss.2c)  until  possession  is delivered.

      17.   NOT  ASSIGNABLE.  This  contract  may be  assigned  at Closing by Buyer without  Seller's prior written  consent.  Except as so  restricted,  this contract
shall  inure  to  the  benefit  of  and  be  binding   upon  the  heirs,   personal
representatives, successors and assigns of the parties.

      18.   CONDITION  OF,  AND  DAMAGE  TO  PROPERTY  AND  INCLUSIONS.  Except  as
otherwise  provided in this  contract,  the  Property,  Inclusions or both shall be delivered  in the  condition  existing  as of the date of this  contract,  ordinary wear and tear excepted.
            a.    Casualty;  Insurance.  In the event the  Property  or  Inclusions shall be damaged by fire or other  casualty  prior to Closing,  in an amount of not more  than  ten  percent  (10%)  of the  total  Purchase  Price,  Seller  shall  be obligated  to repair the same  before the  Closing  Date (ss.2c).  In the event such damage is not  repaired  within said time or if the damages  exceed such sum,  this contract may be terminated  at the option of Buyer by delivering to Seller  written notice  of  termination.  Should  Buyer  elect to carry out this  contract  despite such  damage,  Buyer  shall  been  titled  to a  credit,  at  Closing,  for all the insurance  proceeds  resulting  from such  damage to the  Property  and  inclusions payable to Seller but not the owner's  association,  if any, plus the amount of any deductible  provided for in such  insurance  policy,  such credit not to exceed the total Purchase Price.
            b.     Damage;   Inclusions;   Services.  Should  any  Inclusion(s)  or
services(s)  (including  systems and  components  of the  Property,  e.g.  Heating, plumbing,  etc.) fail or be damaged  between the date of this  contract and Closing or  possession,  whichever  shall be earlier,  then Seller  shall be liable for the repair or replacement  of such  Inclusion(s)  or service(s)  with a unit of similar size,  age and quality,  or an equivalent  credit,  but only to the extent that the maintenance  or replacement of such  Inclusion(s),  service(s)or  fixture(s) is not the  responsibility  of  the  owners'  association,  if  any,  less  any  insurance proceeds received by buyer covering such repair or replacement.
            c.     Walk   Through;   Verification   of   Condition.   Buyer,   upon
reasonable  notice,  shall have the right to walk  through  the  Property  prior to
Closing to verify  that the  physical  condition  of the  Property  and  Inclusions complies with this contract.

      19.   RECOMMENDATION  OF LEGAL AND TAX  COUNSEL.  By signing  this  document,
Buyer and Seller  acknowledge  that they have been advised  that this  document has important  legal  consequences  and has  recommended  the  examination of title and consultation with legal and tax or other counsel before signing this contract.

      20.   TIME OF ESSENCE AND  REMEDIES.  Time is of the essence  hereof.  If any note or check  received  as  Earnest  Money  hereunder  or any  other  payment  due hereunder  is not paid,  honored or tendered  when due, or if any other  obligation hereunder  is not  performed  or  waived  as herein  provided,  there  shall be the following remedies:
a.    If Buyer is in Default:
XXX               (1)   Specific  Performance.  Seller  may  elect  to  treat  this contract  as  canceled,  in which case all  payments  and things of value  received hereunder  shall be  forfeited  and  retained  on behalf of Seller,  and Seller may recover such damages as may be proper,  or Seller may elect to treat this  contract as being in full  force and effect  and  Seller  shall  have the right to  specific performance or damages, or both.
1/28              (2)   Liquidated  Damages.  All  payments  and  things  of  value received  hereunder  shall be  forfeited  by Buyer and retained on behalf of Seller and both parties shall  thereafter be released from all obligations  hereunder.  It is agreed  that such  payments  and  things of value  are  LIQUIDATED  DAMAGES  and
(except  as  provided  in  subsection  c) are  SELLER'S  SOLE AND ONLY  REMEDY  for
Buyer's  failure to perform the  obligations  of this  contract.  Seller  expressly waives the remedies of specific performance and additional damages.
            b.    If  Seller  is  in  Default:   Buyer  may  elect  to  treat  this
contract  as  canceled,  in which case all  payments  and things of value  received hereunder  shall be returned  and Buyer may recover  such damages as may be proper, or Buyer may elect to treat  this  contract  as being in full  force and effect and
Buyer shall have the right to specific performance or damages, or both.
            c.    Costs  and  Expenses.   In  the  event  of  any   arbitration  or
litigation  relating to this  contract,  the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

      21.   MEDIATION.  If a dispute  arises  relating to this  contract,  prior to or after  Closing,  and is not  resolved,  the parties  shall first proceed in good faith to  submit  the  matter to  mediation.  Mediation  is a process  in which the parties meet with an impartial  person who helps to resolve the dispute  informally and  confidentially.  Mediators  cannot impose  binding  decisions.  The parties to the  dispute  must  agree  before any  settlement  is  binding.  The  parties  will jointly  appoint an acceptable  mediator and will share equally in the cost of such mediation.  The mediation,  unless otherwise  agreed,  shall terminate in the event the  entire  dispute  is not  resolved  thirty  (30)  calendar  days  from the date written  notice  requesting  mediation is sent by one party to the  other(s).  This
Section shall not alter any date in this contract, unless otherwise agreed.

      22.   EARNEST  MONEY  DISPUTE.   Notwithstanding   any  termination  of  this
contract,  Buyer and Seller agree that, in the event of any  controversy  regarding the  Earnest  Money and things of value held by broker or Closing  Company  (unless mutual  written  instructions  are received by the holder to the Earnest  Money and things of  value),  broker or Closing  Company  shall not be  required  to take any action but may await any  proceeding,  or at broker's or Closing  Company's  option and sale  discretion,  may  interplead all parties and deposit any moneys of things of value into a court of competent  jurisdiction  and shall recover court costs and reasonable attorney fees.

      23.   TERMINATION.  In the event this  contract is  terminated,  all payments and things of value received  hereunder  shall be returned and the parties shall be relieved of all obligations hereunder, subject toss.ss.10c, 21 and 22.

      24.   ADDITIONAL  PROVISIONS:  (The language of these  additional  provisions has not been approved by the Colorado Real Estate Commission.)

            See attached Addendum

      25.   ENTIRE  AGREEMENT;  SUBSEQUENT  MODIFICATION;  SURVIVAL.  This contract constitutes  the entire  contract  between  the  parties  relating  to the  subject hereof,  and any prior  agreements  pertaining  thereto,  whether  oral or written, have been merged and  integrated  into this  contract.  No subsequent  modification of any of the terms of this contract shall be valid,  binding upon the parties,  or enforceable  unless made in writing and signed by the parties.  Any  obligation  in this contract which,  by its terms,  is intended to be performed after  termination or Closing shall survive the same.

      26.   FACSMILE.   Signatures   XXXX   May  G  May   Not   be   evidenced   by
facsimile.  Documents  with  original  signatures  shall be  provided  to the other party at Closing, or earlier upon request of any party.

      27.   NOTICE.  Except  for the notice  requesting  mediation  described  inss.
21,  any  notice  to  Buyer  shall  be  effective  when  received  by  buyer  or by
Seller.

      28.   NOTICE  OF  ACCEPTANCE;   COUNTERPARTS.   This  proposal  shall  expire
unless accepted in writing,  by Buyer and Seller,  as evidenced by their signatures below,  and the offering  party receives  notice of acceptance  pursuant toss.27 on or  before  Acceptance  Deadline  Date  and  Acceptance  Deadline  Time (ss.2c).  If
accepted,  this document  shall become a contract  between Seller and Buyer. A copy of this  document  may be executed by each party,  separately,  and when each party has executed a copy  thereof,  such copies taken  together  shall be deemed to be a full and complete contract between the parties.

ELDORADO ARTESION SPRINGS, INC.
a Colorado corporation

By  /s/ Douglas A. Larson
  -----------------------

Date of Buyer's Signature:   November 17, 2000

Buyer's Address:
----------------------------------------------------------------------
Buyer's Telephone No:__________________________    Buyer's Fax No:
------------------------

THE PARK AT CTC, LLC
a Colorado limited liability company

By: ___________________________________________

Date of Seller's Signature:  November 17, 2000

Seller's Address:   685 Gunpark Drive, Suite 210, Boulder, CO  80301

Seller's Telephone No:   (303) 443-4575            Seller's Fax No:   (303)
381-1491

                              ADDENDUM TO COMMERCIAL
                       CONTRACT TO BUY AND SELL REAL ESTATE

      THIS ADDENDUM forms a part of that Commercial Contract to Buy and Sell Real
Estate dated November 17, 2000, between THE PARK AT CTC, LLC as the Seller and
ELDORADO ARTESION SPRINGS, INC.  as the Buyer.  To the extent there is any conflict between the terms and provisions set forth in this Addendum and the terms and provisions of the printed form of Contract, the terms and provisions of this Addendum shall prevail and control.

      1.  Loan Commitment:  Buyer shall, in accordance with the provisions of
          ---------------
paragraphs 4(b) and 5 of the printed portion of the Contract, immediately seek a loan commitment for permanent financing in the amount of $2,880,000.00 (the "Loan
Commitment").  Buyer shall, as soon as the form of such a Loan Commitment is available to Buyer but prior to its acceptance by Buyer, provide to Seller a complete copy of the Loan Commitment.  This Contract is conditioned for the benefit of Seller, upon Seller and Seller's construction lender, reviewing and approving the terms and conditions of the Loan Commitment.  This Contract shall terminate unless Seller notifies Buyer, in writing, on or before December 8,
2000, that Seller and Seller's construction lender have approved the Loan
Commitment.  If Seller and Seller's construction lender approve the Loan
Commitment, Buyer agrees that it will not thereafter do anything or fail to do anything which would cause the Loan Commitment to be terminated or withdrawn.

      2.  Earnest Money Deposits:  Buyer has, at the time of signing this
          ----------------------
Contract, deposited with Seller the sum of $10,000.00 as an initial earnest money deposit.  Additionally, Buyer has paid $35,235.26 in design and consulting costs which amount shall be credited against the purchase price and against the amount of the required Earnest Money Deposit.  Unless this Contract is sooner terminated pursuant to contingencies expressed in it, Buyer shall deposit with Seller an additional $274,764.74 of earnest money within five (5) days following the Loan
Commitment deadline.  Buyer understands and agrees that Seller will not enter into a contract to construct the improvements unless and until such additional deposit has been made.  The initial deposit is non-refundable except in the event of default by the Seller, to compensate Seller for its services and costs incurred in obtaining PUD approval.  The additional deposit of $35,235.26 and the additional deposit of $274,764.26 shall be non-refundable except in the event of default by Seller.  All of said deposits shall be applied to the Purchase Price at closing.

      3.  Tenant Finish:  The purchase price includes a $112,500.00 estimate for
          -------------
interior finish work.  "Interior Finish Work" shall mean all design and construction costs of interior improvements not included within the Final Plans and Specifications as hereinafter defined.  All cost and expense of Interior
Finish Work in excess of the foregoing estimate shall be borne solely by Buyer, and shall be paid by Buyer to Seller prior to commencement of construction of the
Interior Finish Work.  Buyer shall receive a credit against the Purchase Price in the amount, if any, by which the actual costs involved in the Interior Finish
Work are less than $112,500.00.  Seller shall construct or cause the Interior
Finish Work to be constructed.  Buyer is presently working with Siebert &
Associates, Architects, on the design and plans and specifications for the
Interior Finish Work.  Final design and plans and specifications must be delivered to Seller on or before December 8, 2000, if Seller is to meet the
Completion Date (hereinafter defined).  Any delay in delivering design, plans and specifications for the Interior Finish Work, beyond December 8, 2000, shall automatically defer the Completion Date by the same number of days of delay.

      4.  Final Plans and Specifications:  On or before December 8, 2000, Seller
          ------------------------------
shall cause to be prepared final plans and specifications for the core and shell of the improvements (the "Final Plans and Specifications"), reflecting all work to be performed by Seller with the exception of the Interior Finish Work.  Both
Seller and Buyer must approve the Final Plans and Specifications on or before
December 8, 2000, or this Contract shall thereupon terminate.  Approval of the
Final Plans and Specification by Buyer shall be conclusively presumed unless
Buyer gives written notice to Seller of objection to the Final Plans and
Specifications within five (5) calendar days after the Final Plans and
Specifications are delivered to Buyer.  The approval of each of Buyer and Seller shall not be unreasonably withheld.  No changes shall thereafter be made to the
Final Plans and Specifications without the prior written consent of both Seller and Buyer, which consent shall not be unreasonably withheld.

      5.  Construction of Improvements:  Seller shall construct or cause to be
          ----------------------------
constructed all improvements reflected on and in accordance with the Proposal
Letter attached hereto as Exhibit A,  the Final Plans and Specifications agreed upon between the parties, and in accordance with the design, plans and specifications for the Interior Finish Work (subject only to the obligation of
Buyer to pay the cost, if any, of Interior Finish Work in excess of the estimate).

      6.  Completion of Improvements:  Subject to:  (i) any delay occasioned by
          --------------------------
Buyer failing to deliver to Seller the plans and specifications for Interior
Finish Work by the date herein prescribed, (ii) delays occasioned by the City of
Louisville in the issuance of necessary permits or approvals, (iii) delays occasioned by Buyer suggesting changes to the Final Plans and Specifications, and
(iv) and force majeure delays, Seller shall substantially complete all such improvements on or about June 30, 2001.  "Substantial Completion" as used herein shall mean the date upon which the City of Louisville issues a Certificate of
Occupancy (either temporary or final) which authorizes Buyer to begin occupancy of the improvements.  Seller agrees to give to Buyer written notification of any delay or delays classified as force majeure delays, within ten (10) days following the occurrence of the same.

      7.  Closing:  Closing of the sale and purchase herein contemplated shall
          --------
occur five (5) business days following the date of Substantial Completion.  If, because of a delay in the date of Substantial Completion not caused by Buyer, closing has not occurred on or before August 15, 2001, then in that event Buyer may elect to terminate this Contract by giving Seller written notification of such termination on or before said date.  In the event of such termination pursuant to this paragraph, all earnest money theretofore paid by Buyer to Seller shall forthwith be returned to Buyer.

      8.  Walkthrough and Punchlist:  Within three (3) days prior to the closing
          -------------------------
date, Seller and Buyer shall conduct a final inspection of the improvements, accompanied by Seller's architect or contractor.  The parties shall identify all matters requiring completion or correction, and shall reflect such matters in a writing to be signed by both Seller and Buyer (the"Punchlist").  Seller agrees to complete or correct all such matters within thirty (30) days after the closing date.

      9.  Casualty Damage During Construction:  Seller or its contractor shall be
          ------------------------------------
responsible for obtaining and maintaining all insurance coverage's prior to the closing date.  Should the improvements being constructed on the Property be damaged by fire, flood or other incident prior to closing, Seller shall use reasonable efforts to cause the same to be repaired and completed by the estimated Completion Date set forth in paragraph 5, above, but if unable to do so, the closing shall be deferred until Substantial Completion is achieved, subject only to the ultimate closing date set forth in paragraph 7, above.

      10.  Assignment of Contract:  At the time, place and date of closing the
           ----------------------
sale and purchase herein contemplated, Buyer may assign this Contract to any entity or qualified Intermediary which is capable of concluding the purchase of the Property and which agrees to assume and perform all obligations of the Buyer hereunder.

      11.  Seller's 1031:  Buyer agrees to cooperate with Seller should Seller
           -------------
desire to exchange the subject property pursuant to Section 1031 of the Internal
Revenue Code, provided that Buyer does not incur any liability or expense beyond that which it would incur pursuant to the other provisions of this Contract.

      12.  Hazardous Materials Representation:  Seller represents and warrants
           ----------------------------------
that, to its actual knowledge, the Property does not contain and there has been no application, use, treatment, production, generation, discharge, disposal or storage on, from or onto the Property of any "hazardous waste", as that terms is defined in the Resource Conservation and Recovery Act, the Comprehensive
Environmental Resources, Compensation and Liability Act, the regulations issued pursuant thereto or any comparable laws, rules or regulations of the State of
Colorado, and that there is no proceeding or inquiry threatened or pending by any governmental body with respect thereto.  This representation and warranty shall survive the closing and delivery of deed called for in this Contract.

      13.  As-Built Plans:  Within thirty (30) days following the closing date,
           --------------
Seller shall provide to Buyer as-built plans of the improvements constructed on the property.

      14.  Community Investment Fee:  Concerning the matter of the City of
           ------------------------
Louisville's Community Investment Fee, Ordinance No. 1314, Series 1999, of
Seventy Two Cents ($0.72), per square foot of building floor area, this fee shall be paid by Seller to the City of Louisville upon obtaining a building permit and has been included within the Purchase Price.  If this fee, or any part of it, is found to be invalid, then the Buyer is entitled to the full amount found to be invalid.  This agreement shall survive the closing and delivery of deed called for in this contract.

      15.  Change Orders:  Any change order initiated by Buyer that increases the
           -------------
cost of construction of the improvements shall result in an increase in the purchase price by a like amount.  With respect to any change order necessitated by presently unforeseen and unforeseeable physical conditions encountered in the site, or changes mandated by the City of Louisville or other governmental agency requiring deviation from the Final Plans and Specifications, (i) Seller will consult with Buyer before initiating any such change order, but Buyer's consent or concurrence shall not be required, and (ii) if any such change order results in an increase in the cost of constructing the improvements, Buyer shall bear any such additional costs, which additional costs shall be added to the purchase price for the Property.

      16.  Interest on Construction Loan:  Buyer shall be liable for interest on
           -----------------------------
Seller's construction loan accruing on and subsequent to five (5) business days following the date of substantial completion if Buyer has not closed on purchase.

      17.  Public Service Company Deposit:  Public Service Company of Colorado
           ------------------------------
(now New Century Energies) now requires a deposit before providing gas and electric service to the Property.  Buyer shall pay such deposit in a timely manner, and Buyer shall be entitled to all refunds and/or credits from such deposit.

INITIALS
      BUYER: ___________                  SELLER: _________________

      18.  Seller shall furnish Buyer with an endorsement updating the title commitment issued by FCTC on November 3, 2000.  Buyer shall have 10 days prior to closing to review the title to make certain there are no material changes in the title effecting merchantability.